UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 14, 2013 (November 13, 2013)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2013, National Oilwell Varco, Inc. (the “Company”) issued a press release announcing the intention of Merrill A. Miller, Jr. to step down as the Company’s Chairman and Chief Executive Officer contemporaneous with the completion of the previously announced plan to spin off to its shareholders its Distribution Business as an independent, publicly traded company. Mr. Miller will become the Executive Chairman of that publicly traded distribution company on the effective date of the spinoff.

As of November 13, 2013, Clay C. Williams, 51, was appointed to the Board of Directors of the Company. The Company’s Board of Directors plans for Mr. Williams to succeed Mr. Miller as the Company’s Chairman and Chief Executive Officer. Mr. Williams has served as the Company’s President and Chief Operating Officer since December 2012 and previously served as the Company’s Executive Vice President and Chief Financial Officer. He served as Varco’s Vice President and Chief Financial Officer from January 2003 until its merger with the Company on March 11, 2005.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	National Oilwell Varco, Inc. press release dated November 14, 2013 announcing executive management succession plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013	NATIONAL OILWELL VARCO, INC.

/s/ Raymond W. Chang

Raymond W. Chang
Vice President

Index to Exhibits

99.1	National Oilwell Varco, Inc. press release dated November 14, 2013 announcing executive management succession plan.